Exhibit 99.1

Magnolia Solar Corporation Announces Mr. E. James Egerton has Joined the Company as Vice-President of Product Development

WOBURN, MA and Albany, NY- Magnolia Solar Corporation (OTC: MGLT) ("Magnolia Solar"), announced today that Mr. E. James Egerton has joined the company as Vice President of Product Development. Mr. Egerton will focus on the development and manufacturing of low-cost, nanostructure-based, thin-film solar cells currently in development by Magnolia Solar at the College of Nanoscale Science and Engineering Albany Nanotech Center.

Mr. Egerton brings over thirty years of experience in the semiconductor industry for device design, process integration, process development, and nanotechnology product development.  His experience includes Fortune 100 companies such as IBM, Honeywell and Lockheed-Martin, and he has also served in both technical and management capacities at Loral, LSI Logic, iRobot and Nantero.

Mr. Egerton comes to Magnolia Solar from Lockheed Martin Nanosystems, where as Deputy Director, he was responsible for the development of carbon nanotube (CNT) based nanoelectronics, as well as product development of non-volatile radiation hard memory for defense and space applications. Mr. Egerton has been responsible for several successful product development/market introduction programs during his lengthy career, including uncooled infrared (IR) detectors, optical components, test and instrumentation, and Application Specific Integrated Circuits (ASIC) for commercial applications.

Mr. Egerton will use his extensive experience to work on high efficiency nano-structure solar cells, device improvements, and process integration and in the development of intellectual property for Magnolia Solar, such as patents and trade secrets. He will also actively pursue licensing and joint venture agreements with customers, vendors, and solar cell manufacturers.

Mr. Egerton holds a BA in physics from the Evergreen State College and has also studied at Stanford University in the areas of electrical and sustainable energy engineering. Mr. Egerton holds a Masters in Government and Management from Harvard University.

Dr. Ashok K. Sood, the President and CEO of Magnolia Solar Corporation, said, “We are delighted to have Jim Egerton as part of our management team. Jim brings with him a tremendous experience base, including expertise in the creation of intellectual property, which will help Magnolia develop new solar cell technologies which we believe will reduce manufacturing costs and improve process reliability and yields.  Magnolia has already filed multiple patents on nanostructure based solar cell designs and approaches, and with Jim’s help, we hope to add to our patent portfolio during the next few months and throughout 2011."

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia is developing solar cell technology that will cover the ultraviolet, visible, and infrared part of the solar spectrum. This innovative nano-based thin-film solar cell technology will enhance the solar cell performance while lowering per-watt cost. Magnolia Solar plans to use its technology to bring the cost of the solar power to less than one dollar per watt and become a key player in the solar power market. The emphasis for the next generation solar cells is to develop nano-technology based processes that can be grown on low cost materials such as glass and polymers.

This technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt. Magnolia intends to become a highly competitive, low cost provider of terrestrial photovoltaic cells that can be used in both civilian and military applications. For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Hanover Financial Services
Ronald J. Blekicki
info@hanoverfinancialservices.com
303-494-3617

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